EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference into the registration statement of BIO-key International, Inc. (formerly SAC Technologies, Inc.) on Form S-8 (file no. 333-37351), which became effective October 7, 1997, of our report dated February 28, 2002 relating to the financial statements which appear in this amended Form 10-KSB for the year ended December 31, 2001.


/s/ Divine, Scherzer & Brody, Ltd.


Minneapolis, Minnesota
May 24, 2002